Exhibit 99.1
FACET BIOTECH AND TRUBION ANNOUNCE WORLDWIDE COLLABORATION
FOR THE DEVELOPMENT AND COMMERCIALIZATION OF TRU-016
— Preliminary clinical data show promise in chronic lymphocytic leukemia; preclinical data support additional indications —
REDWOOD CITY, Calif. and SEATTLE, Wash., Aug. 28, 2009 — Facet Biotech Corporation (NASDAQ: FACT) and Trubion Pharmaceuticals, Inc. (NASDAQ: TRBN) today announced an agreement for the joint worldwide development and commercialization of TRU-016, a product candidate in phase 1 clinical development for chronic lymphocytic leukemia (CLL).
TRU-016 is a CD37-directed Small Modular ImmunoPharmaceutical (SMIP™) protein therapeutic. The collaboration agreement includes TRU-016 in all indications and all other CD37-directed protein therapeutics.
“TRU-016 is a promising therapeutic with impressive preclinical and preliminary clinical data for CLL that will greatly enhance our pipeline and support a key strategic objective, which is to build a robust oncology portfolio,” said Faheem Hasnain, president and CEO of Facet Biotech. “After a thorough evaluation of a number of programs over the past several months, we concluded that TRU-016 was a particularly compelling program and a great fit with our pipeline and expertise. While the novel approach to protein therapeutics is supported by a solid biological rationale and validated clinical data in CLL, TRU-016 may have broad utility in additional indications, including non-Hodgkin’s lymphoma and multiple sclerosis. Through this collaboration, we can leverage and extend our significant expertise in the research and development of protein therapeutics and we look forward to playing a key role in advancing this important program with our partners at Trubion.”
“In considering alliance opportunities for TRU-016 we sought to retain meaningful economics in this exciting first-in-class product candidate, while enabling aggressive joint development with a partner who shared our vision and brought complementary experience and resources to the alliance,” said Peter Thompson, MD, FACP, president, CEO and chairman of Trubion. “We are delighted to have Facet as our partner. Coupled with our own strengths in the discovery and development of novel protein therapeutics, their expertise will afford us the opportunity to pursue the clinical development and commercialization of TRU-016 and other CD37-directed therapeutics in the most aggressive manner possible.”
Under the terms of the collaboration agreement, Trubion will receive an upfront payment of $20 million and may receive up to $176.5 million in additional contingent payments upon the achievement of certain development, regulatory and sales milestones. The companies will share equally the costs of all development, commercialization and promotional activities and all global operating profits. In addition, Facet will purchase 2,243,649 shares of newly issued Trubion common stock for an aggregate purchase price of $10 million.
About TRU-016

TRU-016 is a novel CD37-directed therapy for the treatment of B-cell malignancies, such as chronic lymphocytic leukemia, or CLL, as well as certain autoimmune and inflammatory disease indications. TRU-016 uses a different mechanism of action than CD20-directed therapies. As a result, its novel design may provide patients with improved therapeutic options and enhance efficacy when used alone or in combination with chemotherapy and/or CD20-directed therapeutics. In June 2009, positive results following preliminary analysis from the Phase 1 clinical trial of TRU-016 for the treatment of CLL were announced. The objectives of the Phase 1 TRU-016 CLL study were to define safety and tolerability, identify a maximum tolerated dose, evaluate pharmacology and pharmacodynamics, and assess preliminary clinical activity.
About Facet Biotech
Facet Biotech is a biotechnology company dedicated to advancing its pipeline of four clinical-stage products, leveraging its research and development capabilities to identify and develop new oncology drugs and applying its proprietary next-generation protein engineering technologies to potentially improve the clinical performance of protein therapeutics. Facet Biotech Corporation launched in December 2008 as a spin-off from PDL BioPharma, Inc.
Facet Forward-Looking Statements
This press release contains forward-looking statements of Facet Biotech, including regarding the possible utility of TRU-016 in indications other than CLL and the advancement of the clinical development of TRU-016. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Various factors may cause differences between current expectations and actual results. The development of TRU-016 could be adversely impacted by changes in Facet Biotech’s and Trubion’s development plans or timelines, including because of unexpected safety or efficacy data observed during clinical trials, enrollment rates in clinical trials, changes in expected competition and changes in regulatory support for the path towards registration. As a result, the clinical development of TRU-016 may not progress as expected or at all. The results observed to date in clinical trials of TRU-016 in CLL may not be predictive of results to be obtained in the additional evaluations and studies that would be necessary to demonstrate TRU-016 to be safe and effective in the treatment of patients with CLL or any other indication. Other factors that may cause Facet Biotech’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in Facet Biotech’s filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” sections of the Company’s periodic reports on Form 10-K and Form 10-Q filed with the SEC. Copies of Facet Biotech’s filings with the SEC may be obtained at the “Investors” section of Facet Biotech’s website at www.facetbiotech.com. Facet Biotech expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Facet Biotech’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

About Trubion
Trubion is a biopharmaceutical company that is creating a pipeline of novel protein therapeutic product candidates to treat autoimmune and inflammatory diseases and cancer. The Company’s mission is to develop a variety of first-in-class and best-in-class product candidates, customized for optimal safety, efficacy and convenience that it believes may offer improved patient experiences. Trubion’s current product candidates are novel single-chain protein, or SMIP, therapeutics, and are designed using its custom drug assembly technology. Trubion’s product pipeline includes CD20-directed SMIP therapeutics such as TRU-015 and SBI-087 for autoimmune and inflammatory diseases, developed under the Company’s Wyeth collaboration. Trubion’s product pipeline also includes Trubion’s proprietary product candidate, TRU-016, a novel CD37-targeted therapy for the treatment of B-cell malignancies that is currently in Phase 1 clinical evaluation. In addition to Trubion’s current clinical stage product pipeline, the Company is also developing its multi-specific SCORPION technology, both for targeting cell-surface molecules like CD79b and HLA-DR, as well simultaneously neutralizing soluble ligands like TNF and IL-6. More information is available in the investors section of Trubion’s website: http://investors.trubion.com/index.cfm.
Trubion Forward-Looking Statements
Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These statements include, but are not limited to, those related to the potential development and commercialization of TRU-016 as well as those related to possible future milestone payments to Trubion and other future financial implications of the Facet collaboration. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, risks associated with the Company’s Facet collaboration, including the risk that the Company and Facet are unable to advance TRU-016 clinical development programs and regulatory applications and action at the expected rate, the risks that the Company is unable to develop or commercialize TRU-016, the risk that the Company does not earn or receive contingent milestone payments under the collaboration and such other risks as identified in the Company’s quarterly report on Form 10-Q for the period ended June 30, 2009, and from time to time in other reports filed by Trubion with the U.S. Securities and Exchange Commission. These reports are available on the Investors page of the company’s corporate website at http://www.trubion.com. Trubion undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
TRBN-G
Contacts:

Facet Biotech	Trubion
Jean Suzuki	Jim De Nike
Investor Relations	Senior Director, Corporate Communications
(650) 454-2648	(206) 838-0500
jean.suzuki@facetbiotech.com	jdenike@trubion.com

Waggener Edstrom Worldwide Healthcare
Amy Petty
Senior Account Executive
(617) 576-5788
amyp@waggeneredstrom.com